10.1.1           FORM OF SEVERANCE AGREEMENT BETWEEN STORAGE USA, INC. AND
                 DEAN JERNIGAN, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, EFFECTIVE AS OF AUGUST 16, 1999

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                               SEVERANCE AGREEMENT

         AGREEMENT effective as of August 16, 1999, by and between Storage USA, Inc., a Tennessee corporation (the "Company"), and O. Dean Jernigan (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company considers it essential to the best interest of its stockholders to foster the continuous employment of key management personnel;

         WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change of Control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of the Company's and its affiliates' management personnel to the detriment of the Company and its stockholders; and

         WHEREAS, the Board has determined that it is in the best interest of the Company and its stockholders to enter into this Agreement in order to reinforce and encourage the continued attention and dedication of Executive to his assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control.

         NOW, THEREFORE, in consideration of the premises and mutual obligations hereinafter set forth the parties agree as follows:

1) DEFINITIONS. For purposes of this Agreement, the following terms shall have the following definitions:

   A) "1993 OMNIBUS STOCK PLAN" means the Company's 1993 Omnibus Stock Plan, as amended.

   B) "1995 EMPLOYEE STOCK PURCHASE AND LOAN PLAN" means the Company's 1995 Employee Stock Purchase and Loan Plan, as amended.

   C) "1996 OFFICERS' STOCK OPTION LOAN PROGRAM" means the Company's 1996 Officers' Stock Option Loan Program, as amended.

   D) "ADDITIONAL AMOUNT" means the amount the Company shall pay to the Executive in order to indemnify the Executive against all claims, losses, damages, penalties, expenses, interest, and Excise Taxes (including additional taxes on such Additional Amount) incurred by Executive as a result of Executive receiving Change of Control Benefits as further described in Section 6 of this Agreement.

   E) "ARBITRATORS" means the arbitrators selected to conduct any arbitration proceeding in connection with any disputes arising out of or relating to this Agreement.

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   F) "AWARD PERIOD" means any period in which the Company's performance is measured in connection with its Shareholder Value Plan.

   G) "AWARD PLANS" mean each and every plan or program in which Executive receives compensation in the form of a cash bonus, shares of stock in the Company, Partnership Units, or Options, including, without limitation, compensation received pursuant to the Company's 1993 Omnibus Stock Plan, 1995 Employee Stock Purchase and Loan Plan, 1996 Officers' Stock Option Loan Program, Shareholder Value Plan, and any other stock option, incentive compensation, profit participation, bonus or extra compensation plan that is adopted by the Company and in which the Company's executive officers generally participate.

   H) "BASE SALARY" means the annual salary paid to Executive by the Company.

   I) "BENEFIT PLANS" mean each and every health, life, medical, dental, disability, insurance and welfare plan maintained by the Company that are maintained from time to time by the Company for the benefit of Executive, the executives of the Company generally or for the Company's employees generally, provided that Executive is eligible to participate in such plan under the eligibility provisions thereof that are generally applicable to the participants thereof.

   J) "BOARD" means the Board of Directors of the Company.

   K) "CHANGE OF CONTROL" means any of the following events which occur during the Term of this Agreement:

      i) any "person", as that term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, without the approval of the Board of the acquisition of such securities by the acquiring person;

      ii) any "person", as that term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, regardless of whether or not the Board shall have approved the acquisition of

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      such securities by the acquiring person; if, at any time within three (3)
      years after the acquisition of such securities, those individuals who constituted the Board at the time of the acquisition of such securities cease for any reason to constitute at least a majority of the Board of Directors of the Company;

      iii) any "person", as that term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing 49.9% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, regardless of whether or not the Board shall have approved the acquisition of such securities by the acquiring person;

      iv) individuals who, as of the effective date of this Agreement, constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company, unless any such change is approved by the vote of at least 80% of the members of the Board of Directors of the Company in office immediately prior to such cessation;

      v) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, or securities of the Company are exchanged for securities of another corporation or other legal person, and immediately after such merger, consolidation, reorganization or exchange less than 75% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

      vi) the Company in any transaction or series of related transactions, sells all or substantially all of its assets to any other corporation or other legal person and less than 75% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or sales are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such sale;

      vii) the Company and its affiliates shall sell or transfer (in a single transaction or series of related transactions) to a non-affiliate business operations or assets that generated at least two-thirds of the consolidated revenues (determined on the basis of the Company's four most recently completed fiscal quarters for which reports have been filed under the Exchange Act) of the Company and its subsidiaries immediately prior thereto;

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      viii) the Company files a report or proxy  statement  with the  Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K (or any successor, form or report or item therein) that a change in control of the Company has occurred;

      ix) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

      x) the Company ceases to be the general partner of the Partnership or in any transaction or a series of transactions sells or transfers Partnership Units owned by the Company to a third party constituting at least 49.9% of the limited partnership interests in the Partnership; or

      xi) any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this sentence.

   L) "CHANGE OF CONTROL BENEFITS" means the Executive's receipt of the Termination Payment or any other payment, benefit or compensation (except for the Additional Amount) which the Executive receives or has the right to receive from the Company or any of its affiliates as a result of a Change of Control Termination.

   M) "CHANGE OF CONTROL TERMINATION" means (i) a Termination Without Cause of the Executive's employment by the Company, within (a) three (3) months prior to a Change of Control and in anticipation of such Change of Control; (b) on the date of the Change of Control; or (c) within two (2) years after a Change of Control or (ii) the Executive's resignation for Good Reason on or within two (2) years after a Change of Control.

   N) "CODE" means the Internal Revenue Code of 1986, as amended.

   O) "COMPANY" means Storage USA, Inc., a Tennessee corporation, and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

   P) "COMPANY SHARES" means the shares of common stock of the Company or any securities of a successor company which shall have replaced such common stock.

   Q) "EXCESS PARACHUTE PAYMENTS" has the meaning set forth in section 280G of the Code.

   R) "EXCISE TAX" means a tax on Excess Parachute Payments imposed pursuant to Code section 4999.

   S) "EXECUTIVE" means the person identified in the preamble paragraph of this Agreement.

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   T) "FAIR MARKET VALUE" means, on any give date, the closing sale price of the common stock of the Company on the New York Stock Exchange on such date, or, if the New York Stock Exchange shall be closed on such date, the next preceding date on which the New York Stock Exchange shall have been open.

   U) "GOOD REASON" means any of the following:

      i) a change in the Executive's status, position or responsibilities (including reporting relationships and responsibilities) which, in the Executive's reasonable judgment and without Executive's consent, represents a reduction in or demotion of the Executive's status, position or responsibilities as in effect immediately prior to a Change of Control; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect the Executive to any of such positions;

      ii) the relocation of the Company's principal executive offices to a location outside a thirty-mile radius of Memphis, Tennessee or the Company's requiring the Executive to be based at any place other than a location within a thirty-mile radius of Memphis, Tennessee, except for reasonably required travel on the Company's business;

      iii) the failure by the Company to continue to provide the Executive with compensation and benefits provided to Executive prior to the Change of Control or benefits substantially similar to those provided to the Executive under any of the employee benefit plans in which the Executive is or becomes a participant, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change of Control;

      iv) any material breach by the Company of any provision of this Agreement; or

      v) the failure of the Company to obtain an agreement reasonably satisfactory to Executive from any successor or assign of the Company to assume and agree to perform this Agreement.

   V) "OPTION(S)" means any options issued pursuant to the Company's 1993 Omnibus Stock Plan, or any other stock option plan adopted by the Company, any option granted with respect to Partnership Units, or any option granted under the plan of any successor company that replaces or assumes the Company's or the Partnership's options.

   W) "PARTNERSHIP" means SUSA Partnership, L.P.

   X) "PARTNERSHIP UNIT(S)" means limited partnership interests of the Partnership. The holder has the option of requiring the Company to redeem such interests. The Company may

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      elect to effectuate such redemption by either paying cash or exchanging
      Company Shares for such interests.

   Y) "PERMANENT DISABILITY" means a complete physical or mental inability, confirmed by a licensed physician, to perform the Executive's duties that continues for a period of six (6) consecutive months.

   Z) "PLAN LOAN(S)" means any loan extended by the Company to Executive pursuant to the 1995 Employee Stock Purchase and Loan Plan, the 1996 Officers' Stock Option Loan Program, or any other similar plan or program adopted by the Company during the Term of this Agreement.

   AA) "RESTRICTED STOCK" means any restricted stock issued pursuant to the Company's 1993 Omnibus Stock Plan, or any other Award Plan adopted by the Company, or any restricted stock issued under the plan of any successor company that replaces or assumes the Company's grants of restricted stock.

   bb) "SELF STORAGE BUSINESS" means the business of acquiring, developing, constructing, franchising, owning or operating self-storage facilities.

   CC) "SELF STORAGE PROPERTY" means any real estate upon which the Self-Storage Business is being conducted.

   DD) "SHAREHOLDER VALUE PLAN" means the Company's Shareholder Value Plan, as amended.

   EE) "SVU GRANT" means the total number of shareholder value units granted to the Executive pursuant to the Company's Shareholder Value Plan.

   FF) "SVU VALUE" means the value of each shareholder value unit based upon certain performance measures as set forth in the Company's Shareholder Value Plan.

   GG) "TERM" has the meaning assigned to it in Section 2 of this Agreement.

   HH) "TERMINATION DATE" means the date employment of Executive is terminated, which date shall be the date specified as the Termination Date in the Termination Notice, which date shall not be less than thirty nor more than sixty days from the date the Termination Notice is given.

   II) "TERMINATION NOTICE" means a written notice of termination of employment by Executive or the Company.

   JJ) "TERMINATION PAYMENT" has the meaning set forth in Section 3(b) of this Agreement.

   KK) "TERMINATION WITH CAUSE" means the termination of the Executive's employment by the Company for any of the following reasons:

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      i)  the Executive's conviction for a felony;

      ii) the Executive's theft, embezzlement, misappropriation of or intentional infliction of material damage to the Company's property or business opportunity; or

      iii) the Executive's ongoing willful neglect of or failure to perform his duties hereunder or his ongoing willful failure or refusal to follow any reasonable, unambiguous duly adopted written direction of the Company that is not inconsistent with the Executive's duties, if such willful neglect, failure or refusal is materially damaging or materially detrimental to the business and operations of the Company; provided that Executive shall have received written notice of such failure and shall have continued to engage in such failure after 30 days following receipt of such notice from the Company, which notice specifically identifies the manner in which the Company believes that Executive has engaged in such failure.

For purposes of this subsection, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith, and without reasonable belief that such action or omission was in the best interest of the Company.

   LL) "TERMINATION WITHOUT CAUSE" means the termination of the Executive's employment by the Company for any reason other than Termination With Cause, or termination by the Company due to Executive's death or Permanent Disability.

   MM) "UNIFORM ARBITRATION ACT" means the Uniform Arbitration Act, Tennessee Code Annotated ss. 29-5-391 et seq., as amended.

2) TERM; TERMINATION.

   a) The term of this Agreement hereunder shall commence on August 16, 1999 and shall be extended automatically, for so long as the Executive remains employed by the Company hereunder, on January 1 of each year beginning January 1, 2000 for an additional one year period (such period, as it may be extended from time to time, being herein referred to as the "Term"), unless, not later than September 30 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement; provided, further, if a Change of Control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall automatically continue in effect for a period of twenty-four months beyond the month in which such Change of Control occurred. This Agreement shall automatically terminate upon the termination of Executive's employment other than by reason of a Change in Control Termination.

   b) Any purported termination of employment by Executive or the Company , (i) within three (3) months prior to a Change of Control; (ii) on the date of a Change of Control; or (iii)

      within two (2) years after a Change of Control shall be communicated by a Termination Notice. The Termination Notice shall indicate the specific termination provision in this Agreement relied upon and set forth the facts and circumstances claimed to provide a

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      basis for  termination.  If the party  receiving  the  Termination  Notice notifies the other party prior to the Termination Date that a dispute exists concerning the termination, the Termination Date shall be extended until the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction. The Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given and Executive shall continue as a participant in all Award Plans and Benefit Plans in which Executive participated when the Termination Notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection. Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

3) SEVERANCE BENEFIT IN CONNECTION WITH A CHANGE OF CONTROL TERMINATION.
  ----------------------------------------------------------------------

   a) In the event of a Change of Control Termination, the Company shall, on the Termination Date, pay the Executive in addition to any Base Salary earned but not paid through the Termination Date and any amounts due pursuant to Award Plans and Benefit Plans including, without limitation, the pro rata amount of Executive's anticipated bonus for the fiscal year in which Executive is terminated, the compensation and benefits set forth in this
      Section 3.

   b) The Company shall pay Executive a Termination Payment which is equal to the sum of three (3) times the Executive's annual Base Salary in effect on the Termination Date plus three (3) times the amount of the highest annual cash bonus paid to the Executive for the previous five fiscal years (but not including compensation under the Company's Shareholder Value Plan) ("Termination Payment"). The Termination Payment shall be calculated and paid immediately prior to the closing of the transactions constituting a Change of Control if the Executive receives notice prior to the Change of Control that his employment will be terminated on or after the Change of Control.

   c) Executive shall be permitted to participate in, and have all rights and benefits provided by, all Benefit Plans which Executive was eligible to participate in immediately prior to the Termination Date (to the extent such participation is possible under the laws then pertaining to such Benefit Plans), for two years following the Termination Date. If Executive is no longer eligible to participate in one or more of the Benefit Plans because of such termination, Executive shall be entitled to, and the Company shall provide to Executive at the Company's sole expense, benefits substantially equivalent to those

      Benefit Plans to which Executive was entitled immediately prior to such termination for two (2) years after the Termination Date.

   d) All restrictions upon any Restricted Stock which may have been awarded to Executive shall expire and be removed and such Restricted Stock shall be fully vested at the

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      Termination  Date  (unless  otherwise  previously  expired and removed and vested pursuant to the terms of any Restricted Stock award pursuant to the 1993 Omnibus Stock Plan or any other Award Plan), and such Stock shall be delivered to Executive. All Options granted to Executive shall become fully vested at the Termination Date (unless otherwise previously vested pursuant to the 1993 Omnibus Stock Plan or any other Award Plan). In lieu
      of  Company  Shares   issuable  upon  exercise  of  any   outstanding  and
      unexercised Options granted to Executive, Executive may, at Executive's option, receive an amount in cash equal to the product of (i) the excess of the higher of the Fair Market Value of Company Shares on the Termination Date, or the highest per share price for Company Shares actually paid in connection with any Change of Control of the Company, over the per share exercise price of each Option held by Executive, times
      (ii) the number of Company Shares covered by each such Option. In the event Executive does not elect to receive a cash payment for any outstanding and unexercised Options granted to Executive, Executive shall have the right to otherwise exercise such Options in accordance with the terms and conditions of the 1993 Omnibus Stock Plan or any other applicable Award Plan. This Agreement shall not prevent Restricted Stock or Options from vesting pursuant to the terms of the 1993 Omnibus Stock Plan or any other Award Plan or otherwise, at a time prior to that provided for herein.

   e) If Executive has any Plan Loans outstanding to the Company immediately prior to the effective date of a Change of Control Termination, the Company shall, prior to the effective date of such Change of Control Termination discharge and cancel the amount of principal and interest due with respect to such Plan Loans which exceeds the Fair Market Value of Company Shares securing the Plan Loans. The Executive shall pay the Plan Loans in full (less the amount discharged) within ninety (90) days following the Termination Date, and shall have the option of repaying all amounts due with respect to the Plan Loans by the transfer of the Company Shares securing the Plan Loans, or by the payment, in cash, of the amounts due with respect to the Plan Loans. Except as otherwise set forth herein, Executive shall remain subject to all terms and conditions set forth in the Loan Agreements and Promissory Notes until the Plan Loans are paid in full.

   f) With respect to Executive's participation in the Company's Shareholder Value Plan, the Award Periods in connection with all of Executive's outstanding SVU Grants shall be accelerated such that each Award Period is deemed to have ended upon the effective date of a Change of Control Termination. At such time, the Company shall pay Executive an amount equal to the SVU Value multiplied by the number of Executive's outstanding SVU Grants. The SVU Value shall be reduced by 66% for all SVU Grants which were granted less than twelve months prior to the effective date of a Change of Control Termination and the SVU Value shall be reduced by 33% for all SVU Grants which were granted less than twenty-four months but more than twelve months prior to the effective date of a Change of Control Termination. No adjustments shall be made to the SVU Value for SVU Grants which were granted more than twenty-four months prior to the effective date of the Change of Control Termination. All payments made to Executive after a Change in Control Termination in connection with outstanding SVU Grants shall be made solely in cash.

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   g) The Company shall also pay to Executive all legal fees and expenses incurred by Executive as a result of a Change of Control Termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of
      Section 4999 of the Code to any payment or benefit provided hereunder).

4) CERTAIN TRANSACTIONS. Notwithstanding the provisions of Sections 1(k)(i),
   (ii), (iii) or (viii), unless otherwise determined in a specific case by majority vote of the Board, a Change of Control shall not be deemed to have occurred for purposes of this Agreement solely because (i) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or (ii) any Company-sponsored employee stock ownership plan, or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-l, Form 8-K or Schedule 14A (or any successor schedule, form or report or item thereon) under the Exchange Act, disclosing beneficial ownership by it of shares of stock of the Company, or because the Company reports that a Change of Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

5) ESCROW ARRANGEMENT. If within thirty (30) days after the effective date of a Change of Control, Executive's employment has not been terminated, the Company shall, at the request of Executive, deposit with an escrow agent, pursuant to an escrow agreement between the Company and such escrow agent, a sum of money, or other property permitted by such escrow agreement, which is substantially sufficient in the opinion of the Company's management to fund the amounts due to Executive set forth in Section 3 of this Agreement. The escrow agreement shall provide that such agreement may not be terminated until the earlier of (i) Executive's employment has terminated and all amounts due to Executive as set forth in this Agreement have been paid to Executive or (ii) two (2) years after the effective date of the Change of Control.

6) TAX MATTERS. If the Excise Tax on Excess Parachute Payments will be imposed on the Executive under Code section 4999 as a result of the Executive's receipt of the Change of Control Benefits, the Company shall indemnify the Executive and hold him harmless against all claims, losses, damages, penalties, expenses, interest, and Excise Taxes. To effect this indemnification, the Company shall pay to the Executive the Additional Amount which is sufficient to indemnify and hold the Executive harmless from the application of Code sections 280G and 4999, including the amount of (i) the Excise Tax that will be imposed on the Executive under section 4999 of the Code with respect to the Change of Control Benefits; (ii) the additional (A) Excise Tax under section 4999 of the Code, (B) hospital insurance tax under section 3111(b) of the Code and
   (C) federal, state and local income taxes for which the Executive is or will be liable on account of the payment of the amount described in subitem (i); and (iii) the further excise, hospital insurance and income taxes for which the Executive is or will be liable on account of the payment of the amount described in subitem (ii) and this subitem (iii) and any other indemnification payment under this Section 6. The Additional

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      Amount shall be calculated  and paid to the Executive at the time that the
      Termination  Payment  is  paid  to  the  Executive.   In  calculating  the
      Additional Amount, the highest marginal rates of federal and applicable state and local income taxes applicable to individuals and in effect for the year in which the Change of Control occurs shall be used. Nothing in
      this   paragraph   shall   give  the   Executive   the  right  to  receive
      indemnification from the Company for federal, state or local income taxes or hospital insurance taxes payable solely as a result of the Executive's receipt of (a) the Change in Control Benefits, or (b) any additional payment, benefit or compensation other than the Additional Amount. As specified in items (ii) and (iii), above, all income, hospital insurance and additional Excise Taxes resulting from additional compensation in the form of the Excise Tax payment specified in item (i), above, shall be paid to the Executive.

      The provisions of this Section 6 are illustrated by the following example:

         Assume that the Termination Payment and all other Change of Control Benefits result in a total federal, state and local income tax and hospital insurance tax liability of $180,000; and an Excise Tax liability under Code section 4999 of $70,000. Under such circumstances, the Executive is solely responsible for the $180,000 income and hospital insurance tax liability; and the Company must pay to the Executive $70,000, plus an amount necessary to indemnify the Executive for all federal, state and local income taxes, hospital insurance taxes, and Excise Taxes that will result from the $70,000 payment to the Executive and from all further indemnification to the Executive of taxes attributable to the initial $70,000 payment.

7) EMPLOYMENT STATUS. The parties acknowledge and agree that Executive is an employee of the Company or of one of its affiliates, not an independent contractor. Any payments made to Executive by the Company pursuant to this Agreement shall be treated for federal and state payroll tax purposes as payments made to a Company employee, irrespective whether such payments are made subsequent to the Termination Date.

8) NONCOMPETITION; NONSOLICITATION. For a period of two (2) years after Executive receives Change of Control Benefits pursuant to the terms of this Agreement, Executive shall not solicit any employee of the Company to leave the service of the Company or own any interest in any Self-Storage Property (other than any permissible interest acquired while Executive was employed by the Company) as partner, shareholder or otherwise; or directly or indirectly, for his own account or for the account of others, either as an officer, director, promoter, employee, consultant, advisor, agent, manager, or in any other capacity, engage in the Self-Storage Business.

         The nonsolicitation provision shall apply to any Company employee during the period of such Company employee's employment with the Company and for a period of 30 days after such employee's termination of employment with the Company. The Executive agrees that damages at law for violation of the restrictive covenant contained herein would not be an adequate or proper remedy to the Company, and that should the Executive violate or threaten to violate any of the provisions of such covenant, the Company, its successors or assigns, shall be entitled to obtain a temporary or permanent injunction, as appropriate, against the Executive in any court having jurisdiction over the person and the subject matter, prohibiting any further violation of

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
any such covenants. The injunctive relief provided herein shall be in addition to any award of damages, compensatory, exemplary or otherwise, payable by reason of such violation.

         Furthermore, the Executive acknowledges that this Agreement has been negotiated at arms' length by the parties, neither being under any compulsion to enter into this Agreement, and that the foregoing restrictive covenant does not in any respect inhibit his ability to earn a livelihood in his chosen profession without violating the restrictive covenant contained herein. The Company by this Agreement has attempted to limit the Executive's right to compete only to the extent necessary to protect the Company from unfair competition. The Company recognizes, however, that reasonable people may differ in making such a determination. Consequently, the Company agrees that if the scope or enforceability of the restricted covenant contained herein is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at the time.

9) NOTICES. All notices or deliveries authorized or required pursuant to this Agreement shall be deemed to have been given when in writing and personally delivered or when deposited in the U.S. mail, certified, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:

                   To the Company:            165 Madison
                                              Suite 1300
                                              Memphis, TN 38103
                                              Attn: General Counsel

                  To the Executive:           O. Dean Jernigan
                                              6366 Lendenwood
                                              Memphis, TN  38120

10) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

11) ARBITRATION. Any controversy concerning or claim arising out of or relating to this Agreement shall be settled by final and binding arbitration in Memphis, Shelby County, Tennessee at a location specified by the party seeking such arbitration.

   A) THE ARBITRATORS. Any arbitration proceeding shall be conducted by three
      (3) Arbitrators and the decision of the Arbitrators shall be binding on all parties. Each Arbitrator shall have substantial experience and expert competence in the matters being arbitrated. The party desiring to submit any matter relating to this Agreement to arbitration shall do so by written notice to the other party, which notice shall set forth the items to be arbitrated, such party's choice of Arbitrator, and such party's substantive position in the arbitration.

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
      The party receiving such notice shall, within fifteen (15) days after receipt of such notice, appoint an Arbitrator and notify the other party of its appointment and of its substantive position. The Arbitrators appointed by the parties to the Arbitration shall select an additional Arbitrator meeting the aforedescribed criteria. The Arbitrators shall be required to render a decision in accordance with the procedures set forth in Subparagraph (b) below within thirty (30) days after being notified of their selection. The fees of the Arbitrators shall be equally divided amongst the parties to the arbitration.

   B) ARBITRATION PROCEDURES. Arbitration shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such Act are modified by this Agreement or the subsequent mutual agreement of the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. Any party hereto may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this provision applies in any court having jurisdiction over such action in Shelby County, Tennessee, and the parties agree that jurisdiction and venue in Shelby County, Tennessee are appropriate and approved by such parties.

12) APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee.

13) ASSIGNMENT. The Executive acknowledges that his services are unique and personal. Accordingly, the Executive may not assign his rights or delegate his duties or obligations under this Agreement.

14) HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

15) SUCCESSORS; BINDING AGREEMENT. The Company will require any successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a beach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder if Executive terminates his employment for Good Reason on or within three (3) years after a Change of Control. The Company's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company's successors and assigns.

16) CLAIMS. If Executive believes that he is being denied a benefit to which he is entitled under this Agreement, he may file a written request for such benefit with the Company at the address specified in Section 9 above setting forth his claim. The Company shall have the sole discretion and authority to construe and interpret the provisions of this Agreement and determine the disposition of the Executive's claim. The Company shall advise the Executive, in writing, of its decision and if the claim is denied, the specific reason therefor, with

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
      reference to the terms of this Agreement, describing any additional information that may be necessary, and explaining the claim review procedure set forth herein. The Executive may then appeal such denial to a committee appointed by the Chairperson of the Compensation Committee of the Board of Directors of the Company within sixty (60) days, may review any pertinent documents, and submit issues and comments in writing. The committee shall then render a decision on review within ninety (90) days of the Executive's appeal, unless special circumstances require an extension, in which case such decision shall be rendered within one hundred twenty (120) days. The decision on review shall be in writing, final, and conclusive.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                       STORAGE USA, INC.


                                       By:
                                          --------------------------------
                                       Name:  Harry Thie
                                       Title: Director and
                                              Chairman, Compensation Committee
                                              of the Board of Directors


                                       By:
                                          ---------------------------------
                                       Name:  John W. McConomy
                                       Title: Executive Vice President
                                              and General Counsel


                                       EXECUTIVE:


                                       -----------------------------------
                                       Name:  O. Dean Jernigan

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